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                                                                  Exhibit 10.12

                                      NOTE


                                                July 30, 1998



         FOR VALUE RECEIVED, David A. Buckel, residing at 4015 Foothill Path, Syracuse, NY 13215 (the "Maker") hereby promises to pay to AppliedTheory Communications, Inc., a corporation organized under the laws of the State of New York (the "Payee), the principal amount of $264,000.00 (two hundred and sixty-four thousand Dollars and zero Cents). Except as specified in Section 3 of this Note, interest shall accrue on the outstanding principal beginning on the date hereof and shall continue to accrue to and including the day upon which the principal is required to be paid in full, as herein specified.

         1. Interest. Except as specified in Section 4 of this Note, interest shall accrue daily at an annual rate of five point fifty six percent (5.56%), which corresponds to the Applicable federal rate for a note of this kind and duration made in July of 1998, as published in Revenue Ruling 98-33, in Internal Revenue Bulletin 9826. Except as specified in Section 4 of this Note, accrued interest shall be payable annually.

         2. Payments. Maker shall pay the entire outstanding principal balance, plus all accrued and unpaid interest thereon, on the earlier of (i) the date which is thirty-six (36) months from the date of this Note, or (ii) another date to be described in any security agreement which relates to this note and is concluded by and among the Maker and the Payee. All payments shall be made in the lawful money of the United States, and shall be applied first to accrued interest and then to the outstanding principal balance. Payments shall be made at the offices of Payee at 125 Elwood Davis Road Syracuse, N.Y. 13212-4311 or at such other place as Payee or any subsequent holder of the Note may designate to Maker in writing.

         3. Prepayments. The indebtedness evidenced by this Note may be prepaid at any time and from time to time, without advance notice to Payee, in whole or in part, with interest accrued to the date of prepayment on such principal amount so prepaid.

         4. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing, Payee may, by notice to Maker, declare this Note, all interest hereon, and all other amounts payable hereunder to be due and payable, whereupon the same shall become immediately due and payable with interest to accrue daily at an annual rate of fifteen percent (18%):

            (a) There is a failure to make any payment of principal of, interest on, or any other amount payable under this Note, when due;

            (b) Maker breaches any other obligation to Payee hereunder, or Maker breaches or defaults under any other agreement with Payee whatsoever;

            (c) Maker shall become insolvent or admit in writing his inability to pay his debts as they become due, or shall make a general assignment for the benefit of creditors;
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            (d) Any proceedings shall be instituted by or against Maker seeking either (i) an order for relief with respect to, or reorganization, arrangement, adjustment composition of, his debts under the United States Bankruptcy Code or under any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) appointment of a trustee, receiver or similar official for Maker or for any substantial part of his property; and, with respect only to a proceeding instituted against Maker, such proceedings is not dismissed within thirty (30) days thereafter;

            (e) There shall be any default or event of default under any guarantee of, or subordination agreement relating to, or mortgage, security or other agreement securing, this Note;

            (f) Maker's death;

            (g) Maker fails to execute a security agreement and pledge collateral on terms and conditions acceptable to the Payee as specified in
Section 14 of this Note.

         5. No Waiver, etc. No delay or omission on the part of Payee in exercising any right hereunder or under any guarantee or subordination agreement relating to or mortgage, security or other agreement securing, this Note shall operate as a waiver of such right or of any other right of Payee, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or any other right on any future occasion. Maker, and every guarantor and endorser of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind with respect to this Note and assents (i) to any extension or postponement of the time of payment and to any other indulgence, (ii) to the addition or release of, or any compromise or settlement with, any guarantor or endorser or other party or person primarily or secondarily liable hereunder, and (iii) to the addition or release of, the failure to take or perfect an interest in, any compromise or settlement with respect to, or any delay in proceeding or failure to proceed against, any collateral or other security for this Note.

         6. Payee's Expenses. Maker also agrees to pay on demand all costs and expenses (including fees and expenses of counsel) incurred by Payee in determining its rights under this Note and any and all security agreements, mortgages and guarantees securing this Note and under all subordination agreements relating to this Note; in administering and/or enforcing this Note and any and all security agreements, mortgages and guarantees securing this Note and under all subordination agreements relating to this Note; and in taking, holding, insuring, appraising, preparing for sale and selling, or otherwise realizing on, any collateral securing this Note. All such costs and expenses shall bear interest, payable on demand, form the date of payment thereof by Payee until paid in full by Maker, at the rate(s) from time to time applicable to the principal of this Note, including any rate applicable during the existence of an Event of Default or any event which with notice or passage of time or both would constitute an Event of Default.

         7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed wholly within the State of New York, without giving effect to conflict of laws principles.


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         8. Notices. Any notice or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly served
(i) upon hand delivery, or (ii) on the third day following delivery to the United States Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or (iv) when telecopied or sent by facsimile transmission if an additional notice is also delivered or mailed, or communication shall be delivered or directed to a party at its address set forth above or, as to each such party or any holder hereof, at the address set forth above or, as to each such party or any holder hereof, at such other address as may be designated by such party or holder in a notice given to the other parties hereto in accordance with the provisions of this paragraph.

         9. Maximum Interest. Notwithstanding any other provisions of this Note, Payee does not intend to charge, and Maker shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to Maker or credited against unpaid principal.

         10. Security and Setoff. As security for this Note, and any renewal or extension hereof, the Maker gives the Payee a security interest in all sums now or hereafter standing to the Maker's credit on the books of Payee and/or any affiliate of Payee, including, but not limited to, amounts due for unpaid wages and expense reimbursements (the "Credit Amounts"). The Payee may at its option and at any time(s), with or without notice to the Maker, after the occurrence of an event of default hereunder, set off or realize upon any and all Credit Amounts, and apply them to the payment or reduction of all or any of the principal of and interest accrued upon this Note then due, whether by maturity, acceleration or otherwise, in such manner as the Payee may determine, in its sole discretion. The Payee shall not be obligated to assert or enforce any rights under this paragraph or to take any action in reference thereto, and the Payee may, in Payee's discretion, at any time(s) relinquish Payee's rights under this paragraph without thereby affecting or invalidating Payee's right thereafter to assert such rights.

         11. Modifications Waiver. No modification or waiver of this Note or any part hereof shall be effective unless made in writing and signed by Maker and Payee. No course of dealing between Maker and Payee, or between Payee and any other party, will be deemed effective to modify, amend, waive or discharge any part of this Note or of the rights or obligations of Maker hereunder.

         12. Jurisdiction and Venue. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Note, Maker specifically consents and agrees that: (i) the courts of the State of New York and/or the United States Federal Courts sitting in the State of New York shall have exclusive jurisdiction over Maker and over the subject matter of any such proceedings; and (ii) the venue of any such action shall be in Onondaga County, New York and/or the United States District Court for the Northern District of New York and/or Nassau County, New York and/or the United States District Court for the Eastern District of New York and/or New York County, New York and/or the United States District Court for the Southern District of New York.

         13. Severability. Any provision of this Agreement which is prohibited or


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unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. Security. The Maker shall, within five (5) days of a written demand from the Payee, execute a security agreement with the Payee or any other documents required by the Payee in order for the Maker to pledge: (a) the twelve thousand (12,000) shares of common stock of the Payee which are subject to and more particularly identified in the Option Agreement by and among the Maker, NYSERNet.net, Inc., IXC Internet Services, Inc., a Delaware corporation and Grumman Hill Investments III, L.P., a Delaware limited partnership.

         IN WITNESS WHEREOF, David A. Buckel has executed this Note as of the date first above written.


                                           /s/  David A. Buckel
                                           -------------------------------------
                                           David A. Buckel

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